UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):            April 29, 2008
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Entry into a Material Definitive Agreement.
Effective as of April 29, 2008, Lakes Ohio Development, LLC, an indirect wholly owned subsidiary of Lakes Entertainment, Inc. (“Lakes”), entered into a Joint Venture Agreement with Myohionow.com, LLC (“Myohio”) dated April 29, 2008 (“Agreement”) for the purpose of placing on the November 4, 2008 Ohio statewide election ballot a referendum to amend the Ohio constitution to permit a casino resort to be located at the intersections of Interstate 71 and State Route 73 in Clinton County, Ohio (“Referendum”) and, if approved, developing and operating a $600,000,000 casino resort in Clinton County, Ohio. Lakes is planning to loan approximately $8 million to the joint venture through August at an interest rate of 10% per annum, and an additional amount from August to the November election depending on various factors including polling numbers, market studies, cash position and financing alternatives. These amounts will be repaid only upon the successful development, opening and operation of this proposed casino. Although the Agreement provides that Lakes will initially own 80% of the joint venture, Lakes anticipates that its ownership will be reduced to approximately 70% at the time the proposed casino opens as a result of contingent factors arising from the passage of the Referendum and financing the development of the proposed casino.
If the Referendum passes, the joint venture must advance to the owners of Myohio an annual amount totaling $250,000 to be paid in equal monthly installments commencing on December 1, 2008, as an advance of any profit distributions due and payable to Myohio, which will be offset against the first such profit distribution. As compensation for Lakes’s management services for the casino once open, Lakes shall be paid 1% of the gross casino revenues.
Lakes previously was restricted from being involved in any casino development in Ohio by its management agreement with the Pokagon Gaming Authority, a governmental subdivision of the Pokagon Band of Potawatomi Indians (“Authority”). However, Lakes obtained written consent from the Authority to pursue the proposed Ohio casino development.
Copies of the Company’s material agreement relating to, and the press release announcing, the joint venture are attached as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits
10.1	Joint Venture Agreement dated April 29, 2008 between Lakes Ohio Development, LLC and Myohionow.com, LLC.

99.1	Lakes Entertainment, Inc. Press Release dated April 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: May 5, 2008	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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